FULLER, TUBB, POMEROY & STOKES
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
201 ROBERT S. KERR AVENUE, SUITE 1000
OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                                        TELEPHONE 405-235-2575
JERRY TUBB                                                               FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
_____

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS

January 20, 2005

T.E. King III, President
The KingThomason Group, Inc.
309 Avenue H, Suite C
Redondo Beach, CA 90277

Re:	The KingThomason Group, Inc.

Dear Mr. King:

I have reviewed the Form SB-2 Registration Statement of The KingThomason Group, Inc. and am of the opinion that the securities being registered in the Form SB-2 Registration Statement have been legally issued, are fully paid, and are non-assessable.

                                             Sincerely ,

                                            /s/ Thomas J. Kenan

                                           Thomas J. Kenan

Exhibit 5.1